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                                                                    EXHIBIT 23.1

                           CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 7, 1997 (except for Note 16 as to which the date is November 26, 1997) accompanying the financial statements of Combined Distribution (Holdings) Limited and subsidiaries as of April 30, 1997 and for the period June 28, 1996 (inception) to April 30, 1997 included in this Amendment to Report on Form 8-K. We consent to the incorporation by reference of said report in the Registration Statements of Activison, Inc. on Forms S-8 (File Nos. 33-48411, 33-63638, 33-91074, 333-06130, 333-12621, 333-06054 and
333-40727) and Forms S-3 (File Nos. 33-68144, 33-75878, 333-30303 and
333-36949).


GRANT THORNTON
Registered Auditors
Chartered Accountants

Central Milton Keynes,
England
December 12, 1997


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